EXHIBIT 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SETTLEMENT AND LICENSE AGREEMENT

This SETTLEMENT AND LICENSE AGREEMENT (this “Agreement”) is hereby entered into on July 17, 2012 (the “Execution Date”) by and among Somaxon Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (“Somaxon”), ProCom One, Inc., a corporation organized and existing under the laws of the State of Texas (“ProCom”), (Somaxon and ProCom are collectively “Plaintiffs”), Mylan Inc. a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and Mylan Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of West Virginia (Mylan Inc. and Mylan Pharmaceuticals Inc. are collectively “Mylan” or “Defendants”; each Plaintiff and each Defendant is a “Party”).

RECITALS

WHEREAS, Somaxon is the holder of New Drug Application (“NDA”) No. 22-036, which was approved by the United States Food and Drug Administration (“FDA”) for the manufacture and sale of (a) a 3 mg doxepin hydrochloride product, and (b) a 6 mg doxepin hydrochloride product, in each of cases (a)-(b), that is marketed and sold by Somaxon in the Licensed Territory (as defined below), under the trade name SILENOR®;

WHEREAS, the formulation and dosing of the Silenor Products (as defined below) are covered by certain claims of the Licensed Patents (as defined below);

WHEREAS, ProCom owns one of the Licensed Patents and Somaxon is the exclusive licensee of that Licensed Patent in the Licensed Territory;

WHEREAS, the Licensed Patents are listed in the Orange Book (as defined below) for each of the strengths of the Silenor Products approved by the FDA under the Somaxon NDA (as defined below);

WHEREAS, pursuant to 21 U.S.C. § 355(j), Mylan Pharmaceuticals Inc. filed Abbreviated New Drug Application (“ANDA”) No. 202-337 with respect to a 3 mg doxepin hydrochloride product and a 6 mg doxepin hydrochloride product, and such ANDA is currently pending before the FDA;

WHEREAS, Plaintiffs initiated an action against Mylan in the United States District Court for the District of Delaware (the “District Court”) under 35 U.S.C. § 271(e) alleging infringement of the Licensed Patents, in a case captioned Somaxon Pharmaceuticals, Inc. and ProCom One, Inc. v. Actavis Elizabeth et al., Civil Action No. 1:10-cv-01100-RGA/MPT (D. Del.) (the “Litigation”);

WHEREAS, Mylan has asserted certain affirmative defenses and counterclaims in the Litigation;

WHEREAS, the Parties have agreed to resolve their disputes relating to the Litigation through this Agreement, in order to avoid further litigation and the attendant risk, associated fees, costs and expenses thereof;

WHEREAS, as a result of this Agreement, there will be an opportunity for pro-competitive generic competition for doxepin hydrochloride products for human use, which competition otherwise may not have existed until the expiration of the Licensed Patents and any applicable period of exclusivity;

WHEREAS, contemporaneously with the execution of this Agreement, the Parties have entered into a Manufacturing Services Agreement, pursuant to which Mylan will supply the Silenor Products to Somaxon (the “Supply Agreement”) in accordance with purchase orders issued by Somaxon; and

WHEREAS, pursuant to this Agreement, Mylan shall be granted (a) rights to commercialize an authorized generic version of the Silenor Product and to manufacture such authorized generic, (b) to manufacture the Silenor Product in accordance with the Supply Agreement and (c) to commercialize a generic version of the Silenor Product pursuant to Mylan Pharmaceutical Inc.’s ANDA;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS

1.1 “Affiliate” means, with respect to an entity, any other entity that controls, is controlled by, or is under common control with such first entity, where “control” means (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

1.2 “AG License Period” means the period of time commencing on the License Date and ending upon the earlier of (a) *** thereafter (the “AG License Initial Period”) unless extended by Mylan for one additional *** period (“AG License Renewal Period”) by providing Plaintiffs at least *** prior written notice before the end of the AG License Initial Period and (b) the Trigger Date.

1.3 “Authorized Generic Product” means a Generic Product that is manufactured, used, sold, offered for sale or distributed pursuant to the Somaxon NDA, but that is not marketed under the Trademark.

1.4 “Business Day” means a day on which the banks in the State of Delaware are permitted to be open.

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1.5 “Commercially Reasonable Efforts” means with respect to the efforts to be expended by a Party with respect to any objective, such reasonable, diligent and good faith efforts and resources, consistent with applicable laws, as such Party would normally use to accomplish a similar objective under similar circumstances. For the avoidance of doubt, the efforts of Somaxon’s commercialization partner(s) or sublicensee(s) for the Silenor Product shall be considered Somaxon’s efforts for the purpose of this definition.

1.6 “Cost of Goods Sold” or “COGS” means the direct costs, which are reasonable and necessary, incurred in manufacturing the Mylan Authorized Generic Product for sale in the Licensed Territory, and indirect costs that can be allocable to the Mylan Authorized Generic Product, in accordance with GAAP. For the avoidance of doubt, COGS as calculated for the purposes of this Agreement shall be consistent with COGS as calculated for and included in Mylan’s financial statements contained in its periodic reports with the U.S. Securities and Exchange Commission.

1.7 “Covenant Patents” means any United States patent, other than the Licensed Patents, owned by, licensed to or otherwise controlled by Plaintiffs or any of their Affiliates that, but for a license, would be infringed by the use, manufacture, sale, offer for sale, or importation of any Mylan Generic Product or any Mylan Authorized Generic Product.

1.8 “Ex-US Covenant Patents” means any *** patent owned by, licensed to or otherwise controlled by Plaintiffs or any of their Affiliates that, but for a license, would be infringed by the use or manufacture of any Mylan Generic Product or any Mylan Authorized Generic Product. With the consent of Plaintiffs (such consent not to be unreasonably withheld or delayed), Ex-US Covenant Patents shall include other ex-US countries and patents identified by Mylan in writing to Plaintiffs, in the event Mylan intends to conduct manufacturing activities in other ex-US countries.

1.9 “Final Decision” means a decision of a court from which no further appeal has been or can be taken, excluding any petition for a writ of certiorari or other proceedings before the United States Supreme Court.

1.10 “GAAP” means generally accepted accounting principles as applied in the United States and consistent with general industry practice.

1.11 “Generic Equivalent” means, on a dosage strength-by-strength basis, a pharmaceutical doxepin hydrochloride product that is AB-rated to the equivalent dosage strength Silenor Product and has received FDA approval for marketing in the Licensed Territory pursuant to an ANDA as a generic equivalent to such Silenor Product and referencing the Silenor NDA.

1.12 “Generic Product” means each of the following: (a) a 3 mg doxepin hydrochloride product, and (b) a 6 mg doxepin hydrochloride product, in each of cases (a)-(b), that is an AB-rated generic version of the corresponding Silenor Product.

1.13 “Gross Margin” means, on a dosage strength-by-dosage strength basis with respect to the Mylan Authorized Generic Product in a quarterly period, the remainder, if any, that results from subtracting from Net Sales in the Licensed Territory of such Mylan Authorized Generic Product the COGS applicable to such Net Sales under GAAP.

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1.14 “License Date” means, on a dosage strength-by-strength basis, the earlier of:

(a) January 1, 2020;

(b) the date on which an equivalent dosage strength Generic Equivalent is first commercially sold in the Licensed Territory by a Third Party (other than (a) any Person acting in concert with or under license from Mylan or its Affiliates or (b) any Person that is a transferee of any rights in, to or under the Mylan ANDA) pursuant to an ANDA referencing the Somaxon NDA, either (i) under a license or covenant not to sue granted to such Third Party by Plaintiffs or their Affiliates; (ii) without authorization by Plaintiffs or their Affiliates; or (iii) because there is a Final Decision holding all of the asserted and adjudicated claims of the Licensed Patents invalid or unenforceable or not infringed.

(c) the date that is *** after the end of any calendar quarter (the “Applicable Quarter”) with respect to which (i) the U.S. total prescription volume for the equivalent dosage strength Silenor Product (as reported by IMS’ National Prescription Audit) (the “Quarterly TRx Volume”) in such calendar quarter is at least *** lower than *** and (ii) the Quarterly TRx Volume in the immediately preceding calendar quarter (the “Trigger Quarter”) was at least *** lower than *** (with Mylan sending the relevant data to Plaintiffs, subject to confirmation in writing by Plaintiffs, which confirmation shall be provided within seven (7) business days after receipt by Plaintiffs of such data from Mylan); provided that (A) in no event shall the License become effective under this Section 1.14(c) any earlier than *** after the end of the calendar quarter ended ***, (B) if the Trigger Quarter is the fourth calendar quarter of any calendar year, then the first calendar quarter of the subsequent calendar year shall be the Applicable Quarter for purposes of this Section 1.14(c), with the ***, and (C) if the Quarterly TRx Volume for the first quarter of any calendar year is at least *** lower than ***, then the first calendar quarter of such calendar year shall be deemed to be a Trigger Quarter, the second calendar quarter of such calendar year shall be the Applicable Quarter (with the Quarterly TRX Volume for such quarter being compared to the ***), and the *** for such calendar year shall be the Quarterly TRx Volume for such Applicable Quarter.

***.

***.

Notwithstanding anything to the contrary contained herein, this clause (c) shall not apply if such drop in TRx volume is due to events beyond Somaxon’s sole control (including but not limited to ***). During the 14 business-day period referenced above, Mylan and Somaxon will discuss in good faith the calculation of the trigger percentages and the causes of the declines in TRx volume, including whether such causes were within Somaxon’s sole control.

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1.15 “Licensed Patents” means:

(a) U.S. Patent No. 6,211,229 (“the ‘229 patent”), and

(b) U.S. Patent No. 7,915,307 (“the ‘307 patent”);

together with all reissues, reexaminations, continuations, continuations-in-part, divisionals, and patent and regulatory extensions of any of the aforementioned patents.

1.16 “Licensed Territory” means the United States of America, and its territories, districts and possessions, including the Commonwealth of Puerto Rico.

1.17 “Mylan ANDA” means ***, or any other ANDA owned or controlled by Mylan or its Affiliates, in each case directed to oral tablet prescription products containing as their sole active ingredient either 3 mg or 6 mg of doxepin hydrochloride, including all supplements and amendments thereto that are necessary to obtain and/or maintain FDA approval.

1.18 “Mylan Authorized Generic Product” means an Authorized Generic Product that is manufactured, used, sold, offered for sale or distributed by Mylan.

1.19 “Mylan Generic Product” means any 3 mg and/or 6 mg oral tablet generic prescription product containing as its sole active ingredient doxepin hydrochloride, that is manufactured or marketed under the Mylan ANDA. In the event ***, Somaxon and Mylan shall reasonably and in good faith negotiate a license to those product(s), under similar terms to those contained in this Agreement, expressly including the Admissions provided under Section 4 herein and the License and Related Rights provided under Section 5 herein.

1.20 “Mylan Manufacturing License Date” means the effective date of the Supply Agreement.

1.21 “Net Sales” means, on a dosage strength-by-strength basis, the gross amounts invoiced on sales of any Mylan Generic Product or Mylan Authorized Generic Product, as applicable, by Mylan or any of its Affiliates to a Third Party purchaser, less customary returns, allowances, rebates, chargebacks, and cash, volume and other customary discounts, to the extent such returns, allowances, rebates, chargebacks, and cash, volume and other customary discounts are actually given, as well as sales, excise or similar taxes (excluding income taxes) directly related to the Mylan Generic Product or Mylan Authorized Generic Product and included in the invoice to the Third Party purchaser, and in the case of any such returns, allowances, rebates, chargebacks, discounts or taxes, to the extent included within Net Sales of Mylan or its Affiliate in accordance with GAAP. For the avoidance of doubt, Net Sales as calculated for the purposes of this Agreement shall be consistent with Net Sales as calculated for and included in Mylan’s financial statements contained in its periodic reports with the U.S. Securities and Exchange Commission.

1.22 “Orange Book” means the publication titled “Approved Drug Products with Therapeutic Equivalence Evaluations,” in electronic or hard copy form, maintained by the FDA, including all supplements thereto.

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1.23 “Person” means any individual, partnership, association, corporation, limited liability company, trust, governmental authority or other legal person or entity.

1.24 “Pre-Marketing” means engaging in outreach to potential purchasers to inform them that Mylan or its respective Affiliates will be offering to sell and selling the Mylan Authorized Generic Product and/or Mylan Generic Products for distribution in the Licensed Territory on or after the License Date (including, for example, ***.

1.25 “Royalty Period” means, on a dosage strength-by-strength basis the period beginning on the applicable License Date and ending when every claim in the Licensed Patents has expired or been held unenforceable or invalid pursuant to a Final Decision.

1.26 “Silenor Product” means 3 mg or 6 mg doxepin hydrochloride tablets marketed and sold pursuant to the Somaxon NDA under the Trademark.

1.27 “Somaxon NDA” means NDA No. 22-036, including all supplements and amendments thereto.

1.28 “Third Party” means a Person other than the Parties or any of their Affiliates.

1.29 “Trademark” means the trademark SILENOR®.

1.30 “Trigger Date” means ***after the date that Mylan notifies Somaxon in writing that it desires to (a) terminate its licenses under Sections 5.1(a), 5.1(b), 5.2(a) and 5.2(b) with respect to the Mylan Authorized Generic Product and (b) receive the licenses granted under Sections 5.1(c) and 5.2(c) and (d).

2. DISMISSAL AND RELATED FILINGS

2.1 Termination of Litigation.

(a) On or before the third (3rd) Business Day after the Execution Date, Plaintiffs and Defendants shall file with the District Court a stipulated consent judgment and joint motion to dismiss the Litigation, substantially in the form attached as Exhibit A (the “Consent Judgment and Dismissal”), with each Party to bear its own fees and costs.

(b) The date on which the Consent Judgment and Dismissal is entered by the District Court shall be the “Effective Date”. The provisions of Sections 1, 2, 8, 9, and 12 of this Agreement shall become effective upon the Execution Date, while the remaining provisions of this Agreement shall become effective upon the Effective Date.

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(c) On the Execution Date, and ***, Plaintiffs shall make *** payments of ***, by wire transfer to an account designated by Defendants, in recognition of the savings inuring to Plaintiffs in terms of the avoidance of costs, expenditure of time and resources, and disruption and burden associated with prosecuting the Litigation; provided that such payments will cease once Somaxon has paid to Mylan a total of *** under this Section 2.1(c). Except as set forth above, Plaintiffs and Defendants each will bear its own costs and legal fees associated with the Litigation and the negotiation and preparation of this Agreement.

2.2 FTC/DOJ Filings.

(a) Within ten (10) days following the Execution Date, the Parties shall file with the U.S. Federal Trade Commission, Bureau of Competition (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”) this Agreement and any notifications to be filed pursuant to Title XI of the Medicare Prescription Drug Improvement and Modernization Act (Subtitle B–Federal Trade Commission Review) and any other applicable law. The Parties shall make additional timely filings as required by law.

(b) The Parties shall use all Commercially Reasonable Efforts to coordinate the foregoing filings and any responses thereto, to make such filings promptly and in good faith and to respond promptly and in good faith to any requests for additional information made by either of such agencies, and to coordinate any necessary or desirable joint presentations. Each Party reserves the right to communicate with the FTC or DOJ regarding such filings as it believes appropriate. Each Party shall keep the other Party reasonably informed of such communications and unless required by applicable law shall not disclose any confidential information of the other Party without such other Party’s consent, which will not be unreasonably withheld or delayed.

3. RELEASE OF CLAIMS

3.1 In settlement of the Litigation, and in consideration of the releases, representations, warranties and covenants contained in this Agreement, as of the Effective Date, each Party and its respective parents, subsidiaries and Affiliates, on behalf of themselves and their respective predecessors, successors, administrators, attorneys, assigns, agents, officers, employees, shareholders, directors, representatives and all other Persons claiming by, through and under them, do fully, finally and forever release, relinquish, acquit and discharge the other Party and each of its respective parents, subsidiaries, Affiliates, attorneys, agents, shareholders, directors, officers, employees, representatives, customers, importers, manufacturers, distributors, suppliers, marketing partners, insurers, predecessors, successors and assigns, on behalf of themselves and their respective predecessors, successors, administrators, attorneys, assigns, agents, officers, employees, shareholders, directors, representatives (collectively, the “Releasees”), from any and all claims, demands, damages, liabilities, obligations, and causes of action accruing prior to the Effective Date (including costs, expenses and attorneys’ fees), that were or could have been filed in the Litigation, whether known or unknown, to the extent arising out of, related to, or in connection with: (a) the Litigation, (b) the Mylan ANDA or its filing, or (c) the Mylan Generic Products.

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3.2 Each Party hereby expressly waives any and all provisions, rights and benefits conferred by §1542 of the California Civil Code, or by any law of the United States or principle of common law that is similar, comparable or equivalent to §1542 of the California Civil Code, with respect to the matters released in this Section 3. §1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

3.3 Each Party represents, warrants and covenants that it had not, prior to the Effective Date, assigned or transferred, and will not assign or otherwise transfer, to any Person any matters released by such Party as set forth in this Section 3 (except that the foregoing shall not prohibit an assignment of this Agreement pursuant to Section 12.3), and such Party agrees to indemnify and hold harmless the other Party and its Releasees from and against all such released matters arising from any such alleged or actual assignment or transfer.

3.4 For the sake of clarity, this Section 3 shall not prevent or impair the right of a Party to bring a proceeding in court or any other forum for a breach of this Agreement or the Supply Agreement, or any representation, warranty or covenant herein or therein.

4. ADMISSIONS

4.1 Mylan, on behalf of itself and its Affiliates, acknowledges and agrees that all asserted claims of the Licensed Patents: ***. For the avoidance of doubt, nothing herein applies to any future Mylan product or ANDA ***.

4.2 Mylan, on behalf of itself and its Affiliates, and in respect to *** agrees not to ***. Mylan also agrees, on behalf of itself and its Affiliates, and in respect to ***. Nothing herein will prevent Mylan and its Affiliates from responding to subpoenas from courts or administrative agencies. In addition, for the avoidance of doubt, nothing herein shall preclude Mylan from ***. Should Mylan enter into any agreement with a Third Party to ***, such agreement shall ***.

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5. LICENSE AND RELATED RIGHTS

5.1 Mylan Commercialization Licenses. Plaintiff hereby grants to Mylan:

(a) during the AG License Initial Period, a semi-exclusive, non-transferable (except in connection with an assignment of this Agreement pursuant to Section 12.3), royalty-bearing and non-sublicensable license under the Licensed Patents, to offer for sale and sell the Mylan Authorized Generic Product in the Licensed Territory to Mylan’s distributors and customers in the Licensed Territory for ultimate resale by such distributors and customers to consumers for use in the Licensed Territory; ***.

(b) during the AG License Renewal Period, a non-exclusive, non-transferable (except in connection with an assignment of this Agreement pursuant to Section 12.3), royalty-bearing and non-sublicensable license under the Licensed Patents, to offer for sale and sell the Mylan Authorized Generic Product in the Licensed Territory to Mylan’s distributors and customers in the Licensed Territory for ultimate resale by such distributors and customers to consumers for use in the Licensed Territory; and

(c) commencing on the Trigger Date, a non-exclusive, non-transferable (except in connection with an assignment of this Agreement pursuant to Section 12.3), royalty-bearing and non-sublicensable license under the Licensed Patents, to offer for sale and sell the Mylan Generic Product in the Licensed Territory to Mylan’s distributors and customers in the Licensed Territory for ultimate resale by such distributors and customers to consumers for use in the Licensed Territory.

5.2 Mylan Manufacturing and Pre-Marketing Licenses. Plaintiff hereby grants to Mylan:

(a) Beginning *** before, and during the AG License Period, a non-exclusive, non-transferable (except in connection with an assignment of this Agreement pursuant to Section 12.3), royalty-bearing and non-sublicensable license under the Licensed Patents, to make and have made the Mylan Authorized Generic Product in the Licensed Territory for the sole purpose of Mylan offering for sale, marketing and selling Mylan Authorized Generic Products in the Licensed Territory in accordance with the license grants set forth in Sections 5.1(a) and (b);

(b) Beginning *** before the AG License Period, a non-exclusive, non-transferable (except in connection with an assignment of this Agreement pursuant to Section 12.3), royalty-bearing and non-sublicensable license under the Licensed Patents, to engage in Pre-Marketing of the Mylan Authorized Generic Product in the Licensed Territory for the sole purpose of Mylan offering for sale, marketing and selling Mylan Authorized Generic Products in the Licensed Territory in accordance with the license grants set forth in Sections 5.1(a) and (b);

(c) Commencing *** before the expiration of the AG License Period (and consistent with Section 5.4(c)), a non-exclusive, non-transferable (except in connection with an assignment of this Agreement pursuant to Section 12.3), royalty-bearing and non-sublicensable license under the Licensed Patents, to make and have made the Mylan Generic Product in the

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Licensed Territory for the sole purpose of Mylan offering for sale, marketing and selling Mylan Generic Products in the Licensed Territory in accordance with the license grant set forth in Section 5.1(c);

(d) Beginning as of the dates specified in Section 5.4(c) with respect to each activity specified therein, a non-exclusive, non-transferable (except in connection with an assignment of this Agreement pursuant to Section 12.3), royalty-bearing and non-sublicensable license under the Licensed Patents, to engage in Pre-Marketing of the Mylan Generic Product in the Licensed Territory for the sole purpose of Mylan offering for sale, marketing and selling Mylan Generic Products in the Licensed Territory in accordance with the license grants set forth in Section 5.1(c);

(e) commencing on the Mylan Manufacturing License Date and ending upon the expiration or earlier termination of the Supply Agreement, a non-exclusive, non-transferable (except in connection with an assignment of this Agreement pursuant to Section 12.3), royalty-bearing and non-sublicensable license under the Licensed Patents, to make and have made the Silenor Products in the Licensed Territory for the sole purpose of supplying Silenor Products to Somaxon and its Affiliates in accordance with the Supply Agreement.

5.3 Covenants to Mylan.

(a) In connection with making, having made, using, selling, offering to sell or importing the Mylan Generic Products in or for the Licensed Territory in accordance with this Agreement, Plaintiffs (and their respective Affiliates) will not sue, nor authorize, consent, join, support or encourage any Third Party to sue, Mylan (or its Affiliates), or its (or their) customers, suppliers, manufacturers and marketing partners and distributors for infringement of the Covenant Patents. ***.

(b) In connection with making, using, selling, offering to sell or importing the Mylan Authorized Generic Products in the Licensed Territory in accordance with this Agreement, Plaintiffs (and their respective Affiliates) will not sue, nor authorize, consent, join, support or encourage any Third Party to sue, Mylan (or its Affiliates), or its (or their) customers, suppliers, and distributors for infringement of the Covenant Patents. ***.

(c) In connection with the use or manufacture of any Mylan Generic Product or any Mylan Authorized Generic Product for the sole purpose of Mylan offering for sale, marketing and selling Mylan Authorized Generic Products or Mylan Generic Products in the Licensed Territory in accordance with the license grants set forth herein, Plaintiffs (and their respective Affiliates) will not sue, nor authorize, consent, join, support or encourage any Third Party to sue, Mylan (or its Affiliates), or its (or their) customers, suppliers, manufacturers and marketing partners and distributors for infringement of the ex-US Covenant Patents.

(d) Plaintiffs shall not, and shall not cause or encourage any Affiliate or Third Party to, initiate or otherwise undertake any activity against the Mylan ANDA or the Mylan Generic Products to: (i) ***, or (ii) ***, unless Plaintiffs undertake such activity defined in subparts (i) or (ii) for health, safety or efficacy reasons, pursuant to court order, or as otherwise requested by FDA or required by law. Mylan agrees that ***.

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(e) Plaintiffs shall not, and shall not cause or encourage any Affiliate or Third Party to: ***, unless Plaintiffs undertake such activity for health, safety or efficacy reasons, pursuant to court order, or as otherwise requested by FDA or required by law.

(f) Plaintiffs shall provide Mylan with written notice of the ***. Plaintiffs shall provide such written notice to Mylan within *** of ***.

(g) Plaintiffs agree to ***. At Mylan’s request, Plaintiffs shall ***.

5.4 Covenant to Plaintiffs.

(a) In return for Plaintiff’s grant of the license and other rights and covenants in Sections 5.1, 5.2 and 5.3, Mylan, on behalf of itself and its Affiliates, agrees not to***, except as permitted herein.

(b) Mylan shall maintain the Mylan ANDA throughout the term of this Agreement. Mylan shall not ***.

(c) During the AG License Period Mylan shall not engage in the marketing or selling of Mylan Generic Products. Notwithstanding the foregoing, Mylan may engage in Pre-Marketing during the AG License Period, provided that: (i) Mylan may not *** more than *** in advance of the expiration of the AG License Period; (ii) Mylan may not *** more than *** in advance of the expiration of the AG License Period; and (iii) Mylan may not *** in the Licensed Territory more than *** in advance of the expiration of the AG License Period.

(d) Section 5.4(a) notwithstanding, in the event all the asserted claims of the Licensed Patents have expired or have been held unenforceable or invalid pursuant to a Final Decision, nothing in this Agreement shall prevent Mylan from immediately launching the Mylan Generic Products.

5.5 Rights and Obligations of Affiliates. Notwithstanding the non-sublicensable nature of the licenses granted under Section 5.1 and 5.2, Mylan may sublicense any of such licenses to one or more of its Affiliates, in each case upon the prior written consent of Somaxon, such consent not to be unreasonably withheld or delayed, provided, however, that Mylan shall remain responsible for the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Mylan hereby expressly waives any requirement that Somaxon exhaust any right, power or remedy, or proceed against an Affiliate, for any obligation or performance hereunder prior to proceeding directly against Mylan.

5.6 Acknowledgement. Mylan acknowledges that, notwithstanding the definition of the License Date, Mylan may not be able to legally exploit the license and other rights granted pursuant to Sections 5.1 and 5.2 with respect to the Mylan Generic Products for various reasons, including lack of regulatory approval for the Mylan ANDA by the FDA.

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5.7 Retained Rights. Except for the license and other rights granted pursuant to this Agreement, all other rights to any intellectual property or regulatory exclusivities or approvals held by Plaintiffs or any of their Affiliates are hereby retained by Plaintiff and their Affiliates. For the sake of clarity, this Agreement does not grant to Mylan or its Affiliates any right to use any corporate names, logos or trademarks (including the Trademark) of any Plaintiff or any of their Affiliates inside or outside the Licensed Territory.

6. ROYALTY PAYMENTS

6.1 With respect to each calendar quarter (or part thereof) during the Royalty Period, on a dosage strength-by-strength basis, Mylan shall pay Plaintiff a royalty of *** with respect to sales of Mylan Authorized Generic Products made during such calendar quarter. Such payments shall be made within thirty (30) days after the end of each calendar quarter of the Royalty Period.

6.2 With respect to each calendar quarter (or part thereof) during the Royalty Period, on a dosage strength-by-strength basis, Mylan shall pay Plaintiff a royalty of *** made during such calendar quarter. Such payments shall be made within thirty (30) days after the end of each calendar quarter of the Royalty Period. This royalty obligation shall expire on ***.

6.3 Within thirty (30) days after the end of each calendar quarter for which royalties are payable by Mylan under Section 6.1, Mylan shall submit to Plaintiff a report, providing in reasonable detail an accounting of all Net Sales and Gross Margin by Mylan and its Affiliates, including in each case, an accounting of all unit sales of the Mylan Generic Products and Mylan Authorized Generic Products, as applicable, a calculation of the deductions from gross invoice price to reach Net Sales, the calculation of the applicable royalties due under Section 6.1 and a detailed explanation and calculation of any Withholding Taxes levied pursuant to Section 7.3. Mylan shall, at the time Mylan submits the report, pay to Plaintiff all amounts due under Section 6.1, as indicated in the applicable report.

7. PAYMENT TERMS

7.1 Any payments due pursuant to Sections 6.1 and 6.2 shall be made by wire transfer to an account specified by Plaintiffs in writing.

7.2 Any amounts not paid when due under this Agreement shall be subject to interest at the rate of the lesser of ***.

7.3 Mylan shall be responsible for, and may withhold from payments made to Plaintiffs under this Agreement, any taxes required to be withheld by Mylan under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Mylan shall (a) deduct the Withholding Taxes from the payment amount, (b) pay all applicable Withholding Taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of tax payment to Plaintiffs within *** following such tax payment.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.4 Mylan shall maintain its, and its Affiliates’, distributors’, marketing partners’ and agents’ books and records with respect to the Net Sales and Gross Margin for a period of *** after the calendar year to which they relate. Plaintiffs shall have the right to audit such books and records on reasonable advance notice to Mylan by an authorized independent auditor selected by Plaintiffs (except one as to which Mylan has a reasonable objection), subject to a non-use and nondisclosure agreement reasonably acceptable to Mylan, no more than once per calendar year. If Mylan has underpaid any amounts hereunder, Mylan shall pay the relevant amount within *** after receipt of the auditor’s report, along with interest as described in Section 7.2. The audit shall be at Plaintiffs’ cost and expense, unless the underpayment exceeds *** of the amount owed with respect to any calendar year, in which case Mylan shall promptly reimburse such costs and expenses.

8. CONFIDENTIALITY

8.1 Each of the Parties shall keep the terms of the Agreement and the underlying settlement confidential, using at least the level of care it uses for its own proprietary information (but no less than reasonable care), and shall not disclose to any Third Party (other than (a) such Party’s financial advisors, legal advisors, and insurers, and (b) parties and their counsel in litigation or anticipated litigation with Plaintiffs over any of the Licensed Patents solely for purposes of disclosing, in connection with settlement negotiations, those provisions herein addressing the relevant License Date, in each such case subject to appropriate confidentiality protections), except as provided below or as required by law (including disclosures required by the FTC and/or the DOJ).

8.2 No Party shall issue or make any public announcement, press release, or other public disclosure regarding this Agreement, the Supply Agreement or the subject matter or terms of the settlement, except as required by law or the rules of a stock exchange on which the securities of the disclosing Party are listed. In the event a Party is, in the opinion of its counsel, required to make a public disclosure by law or the rules of a stock exchange on which its securities are listed, such Party shall, if permitted by law, submit the proposed disclosure in writing to the other Party a reasonable period prior to disclosure, and such Party shall provide any such comments promptly, but in any case within *** after its receipt of such disclosure. Notwithstanding this Section 8.2, the Parties hereby acknowledge and agree that (a) either Party may issue their respective press release attached as Exhibit B, and (b) each Party shall have the right to disclose this Agreement, the Supply Agreement or the subject matter or terms of the settlement to its attorneys, accountants and other professional advisors who have a need to know such information and are under an obligation to keep such information confidential.

8.3 Notwithstanding Sections 8.1 and 8.2, Mylan may communicate with the FDA on a confidential basis prior to the applicable License Date concerning the approval of the Mylan ANDA, and the licenses and waivers provided for herein.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.4 Mylan acknowledges that (a) Plaintiffs are currently engaged in ANDA-related patent litigations with various Third Parties concerning the Licensed Patents and may become engaged in future patent litigation concerning infringement of the Licensed Patents and (b) such Third Parties may request a copy of this Agreement in connection with discovery.

9. REPRESENTATIONS AND WARRANTIES

9.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Execution Date:

(a) it has the corporate power and authority to enter into this Agreement and to perform its obligations and bind its Affiliates to perform their obligations hereunder, and that the person(s) executing this Agreement on behalf of such Party are authorized to do so;

(b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder have been duly authorized by all necessary corporate actions of such Party and its Affiliates;

(c) this Agreement has been duly executed and delivered by it and is a binding obligation of it, enforceable against it and its Affiliates in accordance with its terms; and

(d) the execution and delivery of this Agreement and the performance by such Party or its Affiliates of any of its obligations hereunder do not and will not conflict with (i) any judgment of any court or governmental body applicable to such Party or its Affiliates or its respective properties, (ii) any other agreements to which it or its Affiliates may be a party, or (iii) to such Party’s knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Party, its Affiliates or their respective properties.

9.2 Additional Plaintiff Representations and Warranties.

(a) Plaintiffs represent and warrant to Mylan that they have the authority to grant rights under the Licensed Patents upon the terms set forth in this Agreement.

(b) Plaintiffs represent and warrant that, as of the Execution Date, they have not ***. Plaintiffs further represent and warrant that in the event that Plaintiffs ***, then Plaintiffs shall notify Mylan of ***, and shall ***; provided that if ***. The parties agree that the *** referenced in the preceding two sentences refers to ***.

9.3 Disclaimer of Warranties. Except for those warranties set forth in Sections 3.3, 9.1 and 9.2, no Party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BOTH PARTIES.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10. INDEMNITIES.

10.1 Indemnity by Defendants. Defendants will, jointly and severally, indemnify and hold harmless Plaintiffs, their respective Affiliates and their or their respective Affiliates’ officers, directors, employees and agents from and against any loss, damage, liability or expense in connection with any and all actions, suits, claims, demands or prosecutions that may be brought or instituted against Plaintiffs or such other indemnitees by Third Parties (including governmental authorities) to the extent based on or relating to (a) any breach by a Defendant of this Agreement; or (b) the manufacture, sale or offering to sell of any Mylan Generic Product, including any claim for personal injury, property damage, compensatory damages or punitive damages, with the exception of any failure to warn claims based on or relating to the label, to the extent that the label for the Mylan Generic Product is required by applicable law to match the label for the Silenor Product.

10.2 Indemnity by Plaintiffs. Plaintiffs will, jointly and severally, indemnify and hold harmless Defendants, their respective Affiliates and their or their respective Affiliates’ officers, directors, employees and agents from and against any loss, damage, liability or expense in connection with any and all actions, suits, claims, demands, or prosecutions that may be brought or instituted against Defendants or such other indemnitees by Third Parties (including governmental authorities) to the extent based on or relating to (a) any breach by a Plaintiff of this Agreement; or (b) the manufacture (other than the manufacture by Mylan under the Supply Agreement or the manufacture by Mylan or any of its Affiliates (or its or their subcontractors) of the Mylan Authorized Generic Product), sale or offering to sell of the Silenor Product or any Authorized Generic Product other than the Mylan Authorized Generic Product, including any claim for personal injury, property damage, compensatory damages or punitive damages.

10.3 Indemnification Procedures. A Person seeking indemnification under this Agreement shall provide prompt written notice to the indemnifying Party (and, in any event, within five (5) Business Days) of the assertion of any claim against such Party as to which indemnity is to be requested hereunder; provided, however, that any delay or failure to provide such notice shall not relieve the indemnifying Party of its indemnity obligations unless, and solely to the extent that, such delay or failure to notify materially prejudices the indemnifying Party’s ability to defend such claims. The indemnifying Party shall have sole control over, and shall assume all expenses with respect to, the defense, settlement, adjustment or compromise of any claim as to which this Section 10 requires it to indemnify the other, provided that: (a) the indemnified Person may, if it so desires, employ counsel at its own expense to participate and assist in the handling of such claim; and (b) the indemnifying Party shall obtain the prior written approval of the indemnified Person, which shall not be unreasonably withheld, before entering into any settlement, adjustment or compromise of such claim or ceasing to defend against such claim if doing so would: (i) impose an injunction and/or any financial obligations upon the indemnified Person; or (ii) result in an admission of wrongdoing by the indemnified Person.

11. BREACH OF THE AGREEMENT

11.1 Each Party acknowledges and agrees that the restrictions and other terms and conditions set forth in this Agreement regarding the manufacture, having manufactured, use, sale, offer for sale or importation of Mylan Generic Products and Mylan Authorized Generic Products by Mylan are reasonable and necessary to protect the respective legitimate interests of Plaintiffs, and that, in the event of a material breach or threatened material breach of those restrictions or other terms or conditions of this Agreement by any Defendant, any Plaintiff shall have the right to seek from any court of competent jurisdiction injunctive relief, whether temporary, preliminary, or permanent, or specific performance, which rights shall be cumulative and in addition to any other rights or remedies to which such Plaintiff may be entitled in law or equity.

11.2 Nothing in this Agreement is intended, or shall be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

12. GENERAL PROVISIONS

12.1 Entire Agreement. This Agreement (which includes Exhibits A and B attached hereto) and the Supply Agreement constitute the final, complete and exclusive statement of the terms of the agreement among the Parties pertaining to the subject matter covered herein and therein and the settlement of the Litigation between the Parties and supersedes all prior and contemporaneous understandings or agreements of the Parties. No Party has been induced to enter into this Agreement by, nor is any Party relying on, any representation or warranty outside those expressly set forth in this Agreement

12.2 Governing Law and Dispute Resolution. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles. Any judicial proceedings related to disputes arising from or in connection with this Agreement shall be initiated exclusively in the District Court (or should there be no subject matter jurisdiction, then in another court of competent jurisdiction in Delaware), which shall be deemed to be the appropriate forum to hear the dispute.

12.3 Assignment. No Party will assign this Agreement or any part hereof or any interest herein (whether by operation of law or otherwise) to any Person without the written approval of the other Party; provided, however, that any Party may assign this Agreement without such consent *** (a) to any Affiliate of such assigning Party (for as long as such assignee remains an Affiliate of such Party); or (b) to any successor entity in the case of its merger, consolidation or change in control, or a sale of all or substantially all of its assets related to this Agreement. No assignment will be valid unless the permitted assignee assumes all obligations of its assignor under this Agreement. No assignment will relieve any assigning Party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 12.3 will be void.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.4 Severability. Except as otherwise expressly provided herein, if any provision of this Agreement or the application thereof will, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such provision to circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by applicable law, and (b) the Parties covenant and agree to renegotiate any such provision in good faith in order to provide a reasonably acceptable alternative to such provision, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

12.5 Independent Contractors. No Party shall be deemed to be an agent, joint venturer or partner of the other.

12.6 Amendments. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

12.7 Waiver. None of the provisions of this Agreement will be considered waived by any Party unless such waiver is agreed to, in writing, by authorized agents of such Party. The failure of a Party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law will not be deemed a waiver of any rights of any Party.

12.8 Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

12.9 Construction.

(a) This Agreement has been jointly negotiated and drafted by the Parties through their respective counsel and no provision shall be construed or interpreted for or against any of the Parties on the basis that such provision, or any other provision, or the Agreement as a whole, was purportedly drafted by a particular Party.

(b) The word “including” or any variation thereof means “including without limitation” or any variation thereof and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

(c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.10 Inurement. This Agreement shall be binding upon and inure solely to the benefit of the Parties, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person(s) (other than the Releasees under Section 3.1 and the indemnitees under Sections 10.1 and 10.2) any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

12.11 Notices. Any notice required or permitted to be given or sent under this Agreement shall be in writing and hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, to the receiving Party at the addresses indicated below.

If to Plaintiffs, to:	Somaxon Pharmaceuticals, Inc.
10935 Vista Sorrento Parkway, Suite 250
San Diego, CA 92130
Attn: General Counsel

And

ProCom One, Inc.
100 E. San Antonio, Ste 201
San Marcos TX 78666
Attn: President

with copies to (which shall not constitute notice hereunder):

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: David Manspeizer

If to Mylan, to:	Mylan Inc.
1500 Corporate Drive
Suite 400
Canonsburg, PA 15317
Attn: General Counsel

Mylan Pharmaceuticals Inc.
781 Chestnut Ridge Road
Morgantown, WV 26505
Attn: Legal Department

with copies to (which shall not constitute notice hereunder):

Rakoczy Molino Mazzochi Siwik LLP
6 West Hubbard Street, Suite 500
Chicago, Illinois 60654
Attn: William A. Rakoczy

Any such notice shall be deemed to be effective on delivery, if delivery is confirmed by the delivery service. A Party may change its address by giving the other Parties written notice, delivered in accordance with this Section 12.11.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

SOMAXON PHARMACEUTICALS, INC.	MYLAN INC.

By: /s/ Richard W. Pascoe	By: /s/ Ryan M. Debski

Name: Richard W. Pascoe	Name: Ryan M. Debski

Title: President and CEO	Title: VP & General Counsel, NA

PROCOM ONE, INC.	MYLAN PHARMACEUTICALS INC.

By: /s/ Terrell A. Cobb	By: /s/ Anthony R. Mauro

Name: Terrell A. Cobb	Name: Anthony R. Mauro

Title: President	Title: President NA & MPI

4

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

)
SOMAXON PHARMACEUTICALS, INC. and PROCOM ONE, INC.,	)
)
)
Plaintiffs,	)	No. 10-cv-1100 (RGA) (MPT)
	)	(Consolidated)
v.	)
)
ACTAVIS ELIZABETH LLC, et al.,	)
)
Defendants and Counterclaim-Plaintiffs.	)
)
)

CONSENT JUDGMENT AND DISMISSAL ORDER

The Court, upon the consent and request of Plaintiffs Somaxon Pharmaceuticals, Inc. and ProCom One, Inc. (collectively, “Plaintiffs”) and Defendants Mylan Inc. and Mylan Pharmaceuticals Inc. (collectively, “Mylan”), hereby Finds:

1. Plaintiffs have charged Mylan with infringement of U.S. Patent Nos. 6,211,229 (the “’229 patent”) and 7,915,307 (the “’307 patent”) in connection with Mylan’s submission to the U.S. Food and Drug Administration (“FDA”) of Abbreviated New Drug Application (“ANDA”) No. 202-337 seeking approval to engage in the commercial manufacture, use, and/or sale of a 3 mg doxepin hydrochloride product and a 6 mg doxepin hydrochloride product (collectively, the “Mylan ANDA Products”);

2. Mylan has asserted certain affirmative defenses and counterclaims in the Litigation;

3. The Parties have agreed to resolve their disputes relating to the Litigation through a Settlement and License Agreement entered into between the parties, dated July     , 2012 (the “Agreement”), in order to avoid further litigation and the attendant risk, associated fees, costs and expenses thereof; and

4. As a result of the Agreement, there will be an opportunity for pro-competitive generic competition for doxepin hydrochloride products for human use, which competition otherwise may not have existed until the expiration of the Licensed Patents and any applicable period of exclusivity.

5

ORDER

Accordingly, pursuant to and upon the consent and request of the Parties, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

a) The parties’ claims, counterclaims, and defenses with respect to the ’229 and ’307 patents are hereby dismissed without prejudice;

b) Mylan, its officers, agents, servants, employees and attorneys, and those persons in active concert or participation with them who receive actual notice of this Order by personal service or otherwise, are hereby enjoined from manufacturing, using, offering to sell and selling within the United States, and importing into the United States, the Mylan ANDA Products during the life of the ’229 and ’307 patents, including any extensions and pediatric exclusivities, except to the extent permitted by the Settlement and License Agreement, and any subsidiary agreements, entered into between the parties, dated July     , 2012.

c) This Order shall finally resolve the Litigation between the Parties, and the Parties each expressly waive any right to appeal or otherwise move for relief from this Order;

d) This Court retains jurisdiction over the Parties for purposes of enforcing this Order;

e) Each Party shall bear its own fees and costs in connection with the Litigation, including attorney fees;

[ ]	[ ]

Attorneys for Plaintiffs Somaxon Pharmaceuticals, Inc. and ProCom One, Inc.	Attorneys for Defendants Mylan Inc. and Mylan Pharmaceuticals Inc.

Dated: , 2012

SO ORDERED:

This day of , 2012.

HON. [ ]
UNITED STATES DISTRICT JUDGE

6

EXHIBIT B

PRESS RELEASES

7

DRAFT
Contacts:	Tran Nguyen / CFO
Somaxon Pharmaceuticals, Inc.
(858) 876-6500

Rob Whetstone/Matt Sheldon
PondelWilkinson, Inc.
(310) 279-5963

[TITLE]

SAN DIEGO, CA–July     , 2012–Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company, today announced that it has entered into a settlement arrangement with Mylan Inc. and its subsidiary, Mylan Pharmaceuticals, Inc. to resolve pending patent litigation involving Silenor® 3 mg and 6 mg tablets.

The settlement agreement with Mylan grants Mylan the exclusive right to begin selling an authorized generic version of Silenor (i.e., a generic version sold under Somaxon’s New Drug Application) on January 1, 2020, or earlier under certain circumstances. Mylan’s right to sell such an authorized generic product could extend for a period of as long as 360 days, and after such period Mylan will have the non-exclusive right to sell a generic version of Silenor under its Abbreviated New Drug Application. In connection with the settlement agreement, the parties also entered into a supply agreement under which Mylan has agreed to supply the company with commercial quantities of Silenor 3 mg and 6 mg tablets. The settlement agreement will become effective upon the entry by the U.S. District Court for the District of Delaware of an order dismissing the litigation with respect to Mylan.

[Management quote]

[Company description, Safe Harbor Statement]

# # #

FOR IMMEDIATE RELEASE	CONTACTS:	Nina Devlin (Media)
724.514.1968
Kris King (Investors)
724.514.1813

Mylan Announces Settlement Agreement in Litigation Relating to its Generic Silenor®

PITTSBURGH–July     , 2012–Mylan Inc. (Nasdaq: MYL)today announced that it andits subsidiary, Mylan Pharmaceuticals Inc., have entered into a settlement agreement with Somaxon Pharmaceutical, Inc. that will resolve the parties’ patent litigation in connection with Mylan Pharmaceuticals’ Abbreviated New Drug Application (ANDA) for Doxepin Hydrochloride Tablets, 3 mg and 6 mg, which is the generic version of Somaxon’s Silenor®, indicated for the treatment of insomnia characterized by difficulty with sleep maintenance.

According to the terms of the settlement agreement, Mylan has the exclusive right to sell an authorized generic version of Silenor®in the U.S. and its territories for 180 days beginning on January 1, 2020. In certain limited circumstances, Somaxon’s license to Mylan would become effective prior to January 1, 2020. Mylan’s right to sell the authorized generic product could extend for as long as 360 days, and after such period Mylan will have the right to sell a generic version of Silenor® under its own ANDA. Pursuant to the agreement, the pending litigation will be dismissed. Additionally, Mylan entered into an agreement to manufacture and supply Silenor® finished product to Somaxon.

Other details of the settlement are confidential, and the agreements are subject to review by the Federal Trade Commission and the U.S. Department of Justice.

This press release includes statements that constitute “forward-looking statements,” including with regard to the settlement of the litigation and sales of the product. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: any legal or regulatory challenges to the settlement; strategies by competitors or other third parties to delay or prevent product introductions; risks inherent in legal and regulatory processes; and the other risks detailed in the company’s periodic filings with the Securities and Exchange Commission. The company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Mylan is a global pharmaceutical company committed to setting new standards in health care. Working together around the world to provide 7 billion people access to high quality medicine, we innovate to satisfy unmet needs; make reliability and service a habit, do what’s right, not what’s easy and impact the future through passionate global leadership. We offer a growing portfolio of more than 1,100 generic pharmaceuticals and several brand medications. In addition, we offer a wide range of antiretroviral therapies, upon which approximately one-third of HIV/AIDS patients in developing countries depend. We

1500 Corporate Drive, Canonsburg, PA 15317	P: 724.514.1800	F: 724.514.1870	Mylan.com

also operate one of the largest active pharmaceutical ingredient manufacturers and currently market products in approximately 150 countries and territories. Our workforce of more than 18,000 people is dedicated to improving the customer experience and increasing pharmaceutical access to consumers around the world. But don’t take our word for it. See for yourself. See inside. mylan.com